SECURITIES AND EXCHANGE COMMISSION
            Washington, D.C. 20549
                    FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported) August 5, 2003

        COMMISSION FILE NUMBER 0-9137

             U.S. GOLD CORPORATION
(Exact name of small business issuer in its charter)

        Colorado                      84-0796160
(State or other jurisdiction of (I.R.S. Employer incorporation or organization) identification No)

       2201 Kipling Street, Suite 100,
        Lakewood, Colorado                  80215
(Address of principal executive office) (Zip Code)

Issuer's telephone number (303) 238-1438


ITEM 5.  Other Events and Regulation FD Disclosure

On August 5, 2003, Tonkin Springs Venture Limited
Partnership (TSLVP), a Nevada limited partnership owned 100% by subsidiaries of U.S. Gold
Corporation (the Company), closed the sale of 55% equity ownership interest in Tonkin Springs LLC
(TSLLC) to BacTech Nevada Corporation (BacTech
Nevada). The sale was effective July 31, 2003.
BacTech Nevada, a Nevada Corporation, is a subsidiary of BacTech Enviromet Corporation
(BacTech), an Ontario, Canada corporation with shares traded on the TSX-Venture Exchange (symbol
YBA).  TSLLC, a Delaware limited liability
company, owns the Tonkin Springs mining properties located in Eureka County, Nevada. The Company, through subsidiaries, owns the remaining 45% equity ownership interest in TSLLC. With the closing BacTech Nevada assumed manager responsibilities for TSLLC.

This closing was the transaction contemplated under a letter agreement between the Company and BacTech dated March 25, 2003 (the Letter
Agreement), whereby BacTech had the right to purchase the interest in TSLLC.

The purchase price for BacTech Nevada's 55% equity ownership interest in TSLLC is $1,750,000 plus a funding obligation of $12 million to TSLLC.
BacTech Nevada has paid a total of $400,000 of the purchase price to date with an additional $600,000 payment due October 31, 2003 and the remaining
$750,000 is to be paid either upon commencement of commercial production at Tonkin Springs as defined, or if production has not commenced by July 31, 2004, in 12 consecutive monthly payments of $62,500 commencing on that date. BacTech
Nevada shall also pay 100% of funding required by TSLLC up to $12 million (the Funding Obligation).
If additional funding is required by TSLLC after the Funding Obligation, BacTech Nevada is required to advance the Company's share of any cash calls if requested by the Company (the Advances), with repayment to BacTech Nevada of any Advances plus interest from 50% of cash distributions otherwise due the Company. If BacTech Nevada withdraws from TSLLC at any time, its equity ownership interest would revert back to subsidiaries of the Company.

Under the Letter Agreement, BacTech also reimbursed the Company for the holding costs at the Tonkin Springs property from March 25, 2003 through the date of the closing in the approximate amount of approximately $68,500.

The parties have amended and restated both the Member's Agreement and the Operating Agreement of the TSLLC to reflect the transaction. Those agreements provide for cash distributions from TSLLC (Distributions), if any, prior to BacTech
Nevada recovering its Funding Obligation under sliding scale related to the gold price which varies as to Distributions to BacTech Nevada from 55% at $360 per ounce gold and above to 80% for a gold price below $320 per ounce. After BacTech
Nevada has received Distributions equal to its Funding Obligation of $12 million, then all Distributions shall be 55% to BacTech Nevada and 45% to the Company.

ITEM 7.  Financial Statements and Exhibits

Exhibit 10.1* Purchase Agreement between Tonkin
Springs Venture L.P. and BacTech Nevada
Corporation dated effective July 31, 2003.

Exhibit 10.2* Amended and Restated Member's
Agreement of the Tonkin Springs LLC between Tonkin
Springs Venture L.P. and BacTech Nevada
Corporation dated effective July 31, 2003.

Exhibit 10.3* Amended and Restated Operating
Agreement of the Tonkin Springs LLC between Tonkin
Springs Venture L.P. and BacTech Nevada
Corporation dated July 31, 2003.

*  Filed and included in the Form 8-K.

Signatures

Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

             U.S. Gold Corporation
                 (Registrant)

Date: August 6, 2003  /s/ William W. Reid
                      President, Chief Executive
                      Officer and Chairman of the
                      Board of Directors

Date: August 6, 2003  /s/ William F. Pass
                      Vice President and Chief
                      Financial Officer